UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019 (April 2, 2019)

WECONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1st Floor, Block A, Axis Business Campus No. 13A & 13B, Jalan 225, Section 51A 46100 Petaling Jaya Selangor, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 17 380 2755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 2, 2019, Shiong Han Wee, our Chief Executive Officer and Director, was appointed to serve as a director of GF Offshorre Sdn. Bhd., a private limited company organized under the laws of Malaysia (“GF”), engaged in the business of supplying petroleum oil and gas products. On March 18, 2019, we entered into a Share Exchange Agreement with GF and certain Investors pursuant to which we agreed to issue Ninety Million (90,000,000) shares of its common stock, par value $0.001, (the “WECT Shares”) to acquire Three Million Six Hundred Sixty Thousand (3,660,000) shares of the GF Ordinary Stock (representing up to 60% of the total issued and outstanding shares of GF Ordinary Stock) held by such Investors. The transactions contemplated by the Share Exchange Agreement have not yet closed. The terms of such Share Exchange Agreement was more fully described in our current report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECONNECT Tech International, Inc.
Dated: April 15, 2019

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer

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